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                                                                     EXHIBIT 2.4


                          AMENDMENT TO MERGER AGREEMENT

        AMENDMENT, dated September 14, 2001, to AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") made and entered into as of July 13, 2001, among Sanmina Corporation, a Delaware corporation ("PARENT"), Sun Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB") and SCI Systems, Inc., a Delaware corporation ("COMPANY").

                                     RECITAL

        A. Whereas, Parent, Merger Sub and Company have determined that, in light of current conditions, it is advisable to amend the Agreement in certain respects as set forth herein;

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                1. Section 4.1(d) of the Agreement is hereby amended and restated in its entirety to read as set forth below:

                    "(d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, except (i) repurchases of unvested shares in connection with the termination of the service relationship with any employee or consultant pursuant to the terms of stock option or purchase agreements in effect on the date hereof or (ii) repurchases of stock effected in open market transactions pursuant to Securities and Exchange Commission Rule 10b-18 which repurchases do not (x) in the case of either Parent or Company, involve the expenditure of in excess of $250.0 million; (y) in the case of Parent, exceed five percent (5%) of the number of shares of Parent Common Stock outstanding on July 13, 2001; and (z) in the case of Company, exceed five percent (5%) of the number of shares of Company Common Stock outstanding on July 13, 2001.

                2. Except as amended hereby and as amended to date, the Agreement shall remain in full force and effect.



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                              SANMINA CORPORATION

                              By:
                                 -----------------------------------------------
                                   Name:
                                   Title:



                              SUN ACQUISITION SUBSIDIARY, INC.


                              By:
                                 -----------------------------------------------
                                   Name:
                                   Title:



                              SCI SYSTEMS, INC.

                              By:
                                 -----------------------------------------------
                                   Name:
                                   Title:










              **** AMENDMENT DATED 9/14/01 TO AGREEMENT AND PLAN OF
                               REORGANIZATION****


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